SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



                          Date of Report April 14, 2000



                         DUNES HOTELS AND CASINOS, INC.

             (Exact name of registrant as specified in its charter)



           New York                    1-4385                11-1687244
 (State or other jurisdiction       (Commission           (I.R.S. Employer
of incorporation or organization)    File Number)       Identification Number)



        4600 Northgate Boulevard, Suite 130, Sacramento, California 95834

               (Address of principal executive offices)(zip code)



       Telephone number of registrant, including area code: (916) 929-2295



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      Item 1.  Changes in Control of Registrant.

      On June 3, 1999, General Financial Services, Inc. ("GFS") purchased from the Federal Depository Insurance Corporation, as Manager of the FSLIC Resolution Fund, as successor-in-interest to the Federal Savings and Loan Insurance Corporation and as successor and assignee of EurekaBank, formerly know as Eureka Federal Savings and Loan Association (the "FDIC"), for $1,126,496.55 any and all rights and interests of the FDIC under an order issued on September 8, 1986 (the "Judgment") in the matter of Eureka Federal Savings and Loan Association v. John
B. Anderson, Edith Anderson, Maxim, Inc., Dunes Hotels and Casinos Inc. and Baby Grand Corp., in the District Court, Clark County, Nevada, Case No. A245662, instituted in 1985. The Judgment is secured by, among other things , 3,000,000 shares of Common Stock (the "Judgment Shares") of the Dunes Hotels and Casinos, Inc. (the "Company"). GFS is wholly owned by Mr. Steve K. Miller.

      Mr. Anderson was in default under the Judgment at the time it was acquired by GFS. GFS attempted to exercise its rights under the Judgment and related security agreements and to vote the Judgment Shares. Mr. Anderson objected to GFS's attempt to exercise the foregoing rights and the Company's transfer agent delivered the certificate for the contested shares to the Company. GFS and entities under its control made repeated requests for a shareholders meeting. These requests were ignored by the prior board of directors.

      On July 6, 1999, the Company filed a complaint in interpleader to resolve conflicting claims concerning who has the power to transfer and otherwise dispose of the Judgment Shares and by whom voting and other rights connected with the Judgment Shares may be exercised. The interpleader action was filed in the Superior Court of the State of California for the County of Yolo and is captioned Dunes Hotels and Casinos, Inc. vs. J.B.A. Investments, Inc., a Nevada Corporation, General Financial Services, Inc., a Kansas Corporation, GFS Acquisition Company, a Kansas Corporation, John B. Anderson, an Individual, Edith Anderson, an Individual, Cedar Development Company, a Nevada Corporation, Federal Deposit Insurance Corporation, a Federally Chartered Corporation, and Does 1-25, under case number CVCV99-993 (the "State Action"). At the time of filing the State Action, the Company deposited the Judgment Shares with the Court.

      On July 9, 1999, GFS and GFS Acquisition Company, Inc. (a wholly-owned subsidiary of GFS) filed a complaint against the Company in the United States District Court Northern District of New York under case number 99-CV-1072 LEK/DRH. GFS and GFS Acquisition are seeking, among other things, a permanent injunction requiring the Company to give possession of the Judgment Shares to GFS and requiring the calling of a special meeting of the shareholders of the Company. GFS and GFS Acquisition also sought a preliminary injunction granting them similar relief pending the outcome of the action and granting expedited discovery.

      The cases were consolidated and transferred to the United States District Court District of Nevada under case number CVS-S-99-1470-PMP (RJJ). On January 5, 2000, the court ruled that the Company was required to hold an annual meeting on or before April 14, 2000 and that GFS could vote the Judgement Shares at the meeting. GFS has not yet foreclosed the Judgment Shares nor has the court resolved any Anderson objections or claims concerning the Judgment Shares. The Company is unable to predict the outcome of this litigation. If the court were to ultimately

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rule that Mr. Anderson is the owner of the Judgment Shares, Mr. Anderson would be able to reacquire control of the Company.

      In addition, GFS Acquisition has acquired on the open market an additional 853,922 shares of common stock in the open market between May 21, 1999 and April 3, 2000 for a total of approximately $760,000.

      GFS borrowed the funds for the acquisition of the Judgment under a Promissory Note dated December 28, 1998 made by GFS in favor of Citizens Bank and Trust Company. The purchase price for the additional 853,922 shares acquired by GFS Acquisition were paid for with working capital funds of GFS and/or borrowings by GFS under a Business Loan Agreement dated November 15, 1999 between GFS and Commerce Bank, N.A., which funds were subsequently contributed to GFS Acquisition.

      As reported in the Company's Form 10-KSB for the fiscal year ended December 31, 1999, on March 3, 2000, the Company foreclosed on 1,280,756 shares that were pledged as collateral in favor of a subsidiary of the Company and placed them in treasury. As a result of placing these shares in treasury, the percentage of the outstanding shares of Common Stock of the Company beneficially owned by GFS and GFS Acquisition has increased to 75.7%.

      On April 14, 2000, the Company held its annual meeting of shareholders. At the annual meeting, GFS and GFS Acquisition nominated four persons to fill the board seats that were up for election at the annual meeting. The shareholders of the Company elected the nominees proposed by GFS. Immediately following the annual meeting, the board of directors met and, in accordance with the provisions of the Company's bylaws, elected three additional directors to fill the three vacancies on the board of directors. Two of the directors have subsequently resigned.

      The following is a list of the current directors of the Company and their business experience for at least the past five years:

Steve K. Miller   Mr. Miller was elected a director and President of the
Age 51            Company in April 2000. Mr. Miller has been employed by
                  General Financial Services, Inc. since 1988 and as President since 1995. He earlier served as president and has continually served as Chairman of the Board of Directors since its founding. General Financial Services is primarily engaged in the investment and redevelopment of distressed real estate assets. He also owns several companies operated in conjunction with General Financial engaged in real estate investment, agricultural, hotel ownership and aviation. Mr.
                  Miller is president and owns fifty percent of the stock of Milmo, Inc. which invests in real estate and owns a hotel in Branson, Missouri. Prior to founding General Financial, Mr.
                  Miller owned and operated a John Deere agricultural equipment dealerships. Mr. Miller received his B.A. in Accounting and Finance from Southwester Oklahoma State University.



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D. Cary Peaden     Mr. Peaden was elected a Director, Secretary and Treasurer
Age 45 of the Company in April 2000. Mr. Peaden has been employed by General Financial Services, Inc. since 1989 and as Vice President for the last five years. Mr. Peaden attended and studied business administration at Wichita State University.

James Herfurth     Mr. Herfurth was elected a Director of the Company in April
Age 58             2000. Mr. Herfurth has practiced law in California since
                   1977. He is a member of the Board of Directors of Valley
                   Solar Systems, Inc., a corporation doing business in energy conservation, and is the president and a director of FCW, Inc., a corporation engaged in the purchase of consumer loans. Mr. Herfurth owns and operates commercial, industrial and residential properties. He is a graduate of the College of the Sequoias and Humphreys College of Law.

James G. Steckart  Mr. Steckart was elected a Director of the Company in April
Age 51 2000. Since January 1999, Mr. Steckart has been the President of PXC, LLC., a Washington state based financial services company. Prior to joining PXC, Mr. Steckart served as Chief Executive Officer and President of Home Choice, Inc., Dallas, Texas, a publicly traded home furnishings and electronics leasing company from May 1998 to January 1999 and Chief Operating Officer from February 1998 to January 1999. From 1996 to October 1997 he was the President of Alameda Management Company, a business engaged in the development, management and ownership of inn-type motels. Mr. Steckart was employed by Advantage Companies, Inc., a publicly traded franchisee of Rent-A-Center, first as Vice President of Operations from 1991 to 1993 and then as President from 1993 to 1996.

Paul H. Viets      Mr. Viets was elected a Director of the Company in April
Age 67             2000. Mr. Viets is Chairman of the Board of Directors of
                   Commerce Bank of Independence, Kansas. Prior to that he served as Chairman, President and Director of Citizens
                   National Bank which he and his partners sold to Commerce
                   Bankshares, Inc., St. Louis, Missouri. Mr. Viets is also a partner in Vico Rentals, L.C. a real estate development company unrelated to General Financial. Mr. Viets business graduate of the University of Kansas.


      Pursuant to a Consent and Undertaking entered into with the Securities and Exchange Commission on October 13, 1977, the board of directors must have at least three directors satisfactory to the Commission (the "Independent Directors"). The Company intends to seek confirmation from the staff of the Commission that they do not object to Messrs. Herfurth, Steckart and Viets being designated the Independent Directors for purposes of the Consent and Undertaking. If the staff were to object to any of the above individuals being designated an Independent Director, then the board of directors will, without further shareholder approval elect another director acceptable to the staff to replace any director that was objected to by the staff.

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      As a result of the election of GFS's nominees at the annual shareholders meeting, GFS has acquired control of the Company. The new board of directors elected Mr. Miller president of the Issuer. Mr. Cary Peaden was elected vice president of the Issuer. Mr. Marvin Johnson has been retained as the chief financial officer of the Company.


                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    DUNES HOTELS AND CASINOS, INC.



                                    By: /s/ Steve K. Miller
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                                    Name:   Steve K. Miller
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                                    Title:  President
                                          -----------------------------

     Date:  May 1, 2000